                                 AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

        The Master Administrative Services Agreement (the "Agreement"), dated November 4, 2003, by and between A I M ADVISORS, INC., a Delaware corporation, and Tax-Free Investments Trust, a Delaware statutory trust, is hereby amended as follows:

Paragraph 1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(c) such other administrative services as may be furnished from time to time by the Administrator to the Trust or the Portfolios at the request of the Trust's Board of Trustees, provided, however, that nothing in this Agreement shall require the Administrator to pay (i) the salary or other compensation of the senior officer of the Trust appointed pursuant to the New York Attorney General's Assurance of Discontinuance applicable to A I M Advisors, Inc. dated October 8, 2004; or (ii) the salary or other compensation (or any portion of such salary or other compensation) of any other officer of the Trust that the Trust's Board of Trustees has agreed should be paid by the Trust or the Portfolios so long as such agreement is evidenced by a resolution of the Board of Trustees."

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: December 2, 2004

                                                      A I M ADVISORS, INC.

Attest: /s/ James Coppedge                            By: /s/ Mark H. Williamson
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         Assistant Secretary                                Mark H. Williamson
                                                            President

(SEAL)


                                                      TAX-FREE INVESTMENTS TRUST

Attest: /s/ James Coppedge                            By: /s/ Robert H. Graham
        ----------------------                            ----------------------
         Assistant Secretary                               Robert H. Graham
                                                           President


(SEAL)